Exhibit 99.3

Form of Proxy Card

ANNUAL MEETING OF SHAREHOLDERS OF

SB ONE BANCORP

June 24, 2020

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

DURING THE MEETING - You may vote your shares during the Annual Meeting by attending in person or online at https://web.lumiagm.com/268977681 and entering the password "sb2020" (case sensitive) and your control number.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at
www.snl.com/irweblinkx/genpage.aspx?IID=4015338&GKP=203214

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20330030303030000000 7 062420

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES NAMED IN ITEM 4, AND A VOTE FOR THE PROPOSALS IN ITEMS 1, 2, 3, 5 AND 6.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

4. Election of Directors: To elect three directors to serve three-year terms or until their respective successors have been elected and appointed;

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Gail Gordon
○ Edward J. Leppert
○ Michael X. McBride

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger by and between Provident Financial Services, Inc. and SB One Bancorp, dated as of March 11, 2020, pursuant to which SB One Bancorp will merge with and into Provident Financial Services, Inc. (the "Merger"), and to approve the Merger (the "Merger Proposal");	☐	☐	☐
2. To consider and vote upon an advisory, non-binding proposal to approve the compensation payable to the named executive officers of SB One Bancorp in connection with the Merger (the "Compensation Proposal");	☐	☐	☐
3. To approve one or more adjournments of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to approve the Merger Proposal or to approve the Compensation Proposal;	☐	☐	☐
5. To vote on a non-binding advisory resolution on the compensation of the named executive officers of SB One Bancorp; and	☐	☐	☐
6. To ratify the appointment of BDO USA, LLP as the registered public accounting firm for the year ending December 31, 2020.	☐	☐	☐

The proxies are authorized to vote in accordance with their discretion with respect to such other business as may properly come before the meeting.

This Proxy will be voted as directed but, if no direction is indicated, it will be voted FOR the election of all nominees in Item 4 and FOR the proposals listed in Items 1, 2, 3, 5 and 6.

PLEASE SIGN AND DATE BELOW, AND RETURN.

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

014475PROXYSB ONE BANCORPTHIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THEANNUAL MEETING OF SHAREHOLDERS, JUNE 24, 2020The undersigned hereby appoints Adriano Duarte and Tracy Lehman, and each of them, as proxies,with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of SBOne Bancorp to be held at the offices of SB One Bancorp, located at 95 State Route 17, Paramus,New Jersey 07652, on June 24, 2020, at 9:00 a.m. and at any adjournments or postponementsthereof, and to vote as specified on the reverse side all shares of stock, as designated on the reverseside, which the undersigned may be entitled to vote at such meeting, and with all other powers whichthe undersigned would possess if personally present.CONTINUED, AND TO BE MARKED, DATED AND SIGNED ON THE REVERSE SIDE1.1